Exhibit 4.3

FIRST AMENDMENT TO

TERM LOAN AGREEMENT

This First Amendment to Term Loan Agreement (this “Amendment”) dated as of June 26, 2018, is made by and among NORDSON CORPORATION, an Ohio corporation (the “Borrower”), each of the financial institutions party hereto (the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as a Lender and as administrative agent for the Lenders (in such capacity as administrative gent, the “Agent”).

WITNESSETH:

WHEREAS, the Borrower, Agent and Lenders are parties to that certain Term Loan Agreement dated as of April 10, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made the Loans available to the Borrower subject to the terms and conditions set forth in the Loan Agreement;

WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Loan Agreement to modify certain financial covenant levels and to make certain other changes to the Loan Agreement;

WHEREAS, the Agent and the Lenders party hereto are agreeable to amend the Loan Agreement subject to the terms and conditions set forth in this Amendment; and

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Amendment have the respective meanings assigned thereto in the Loan Agreement.

2. Amendments to Loan Agreement. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower made herein, the Loan Agreement is amended as follows:

(a) Section 1.01 of the Loan Agreement, Definitions, is hereby amended by adding the following new definitions in proper alphabetical order:

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“LIBOR Termination Date” shall have the meaning given to such term in Section 3.03(b).

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“First Amendment Fee Letter” means that certain fee letter agreement dated as of June 15, 2018, by and among Borrower, PNC Capital Markets and Agent, relating to this Agreement and that certain Term Loan Agreement with an Effective Date of February 21, 2017 and a Closing Date of March 31, 2017 (as amended by that certain First Amendment and Joinder to Term Loan Agreement dated as of March 31, 2017, and that certain Second Amendment to Term Loan Agreement dated as of May 17, 2018, and as further amended, restated, supplemented or otherwise modified from time to time) by and among Borrower, Agent, and certain financial institutions party thereto as lenders.

(b) Section 1.01 of the Loan Agreement, Definitions, is hereby amended by amending and restating the following definition in its entirety as follows:

“Loan Documents” shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, the Fee Letter, the First Amendment Fee Letter and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

(c) Section 2.05 of the Loan Agreement, Fees, is hereby amended and restated in its entirety as follows:

Section 2.05 Fees. Borrower shall pay the fees set forth in the Fee Letter and the First Amendment Fee Letter.

(d) Section 3.03 of the Loan Agreement, Eurodollar Deposits Unavailable or Interest Rate Unascertainable, is hereby amended and restated in its entirety as follows:

Section 3.03 Eurodollar Deposits Unavailable or Interest Rate Unascertainable.

(a) In respect of any Eurodollar Loan, in the event that Agent shall have determined that for Eurodollar Loans, that Dollar deposits in the relevant amount for the relevant Interest Period for such Eurodollar Loan are not available to Agent in the applicable Eurodollar market, or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate applicable to such Interest Period, as the case may be, Agent shall promptly give notice of such determination to Borrower and (i) any notice of a conversion of an existing Base Rate Loan to a Eurodollar Loan shall be deemed a notice to continue a Base Rate Loan, and (ii) Borrower shall be obligated either to prepay, or with respect to a Eurodollar Loan, to convert to a Base Rate Loan, any outstanding Eurodollar Loan on the last day of the then current Interest Period with respect thereto.

(b) If Agent determines (which determination shall be final and conclusive, absent manifest error) that either (i) (x) the circumstances set forth in Section 3.03(a) have arisen and are unlikely to be temporary, or (y) the circumstances set forth in Section 3.03(a) have not arisen but the applicable supervisor or administrator (if any) of the LIBOR Rate or a Governmental Authority having jurisdiction over Agent has made a public statement identifying the specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (ii) a rate other than the LIBOR Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then Agent may (in consultation with the Borrower) choose a replacement index for the LIBOR Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in LIBOR Rate-based interest rate in effect prior to its replacement. Agent and the Borrower shall enter into a mutually agreeable amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the reasonable discretion of Agent, for the implementation and administration of the replacement index-based rate, but no other substantive matters unless agreed to by Borrower, Agent and the requisite Lenders. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 10.03), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. Cleveland, Ohio time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment. Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a LIBOR Rate-based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the LIBOR Rate to the replacement index and (y) yield- or risk-based differences between the LIBOR Rate and the replacement index. Until an amendment reflecting a new replacement index in accordance with this Section 3.03(b) is effective, each advance, conversion and renewal of an Eurodollar Loan will continue to bear interest with reference to the LIBOR Rate; provided however, that if Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Eurodollar Loans shall automatically be converted to the Base Rate Loans until such time as an amendment reflecting a replacement index and related matters as described above is implemented. Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

(e) Section 5.04 of the Loan Agreement, Financial Covenants, is hereby amended and restated in its entirety as follows:

(a) Leverage Ratio. Borrower covenants that it shall not suffer or permit the Leverage Ratio to exceed (i) during any Leverage Ratio Step-Up Period, (x) 4.00 to 1.00 for the first two fiscal quarters of such Leverage Ratio Step-Up Period and (y) 3.75 to 1.00 for the last two fiscal quarters of such Leverage Ratio Step-Up Period and (ii) at all other times, 3.50 to 1.00.

(b) Interest Coverage Ratio. Borrower covenants that it shall not suffer or permit the Interest Coverage Ratio to be less than 2.50 to 1.00.

(f) Article V of the Loan Agreement, Covenants, is hereby amended by adding the new following Section 5.19 at the end of such Article:

Section 5.19 Certain KYC Information. Borrower covenants that it will provide to the Agent and the Lenders such information and documentation as may reasonably be requested by the Agent or any Lender from time to time for purposes of compliance by the Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Agent or such Lender to comply therewith.

(g) Article IX of the Loan Agreement, The Agent, is hereby amended by adding the new following Section 9.14 at the end of such Article:

Section 9.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower, that:

(i) none of Agent or the Joint Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Agent or Joint Lead Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

Agent and the Joint Lead Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(h) Section 10.03 of the Loan Agreement, Amendments; Consents, is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything herein to the contrary, the Fee Letter and the First Amendment Fee Letter may only be amended, modified or rights or privileges thereunder waived, in a writing executed by the parties thereto.

3. Effectiveness; Conditions Precedent. The effectiveness of this Amendment and the amendments to the Loan Agreement contained herein are subject to:

(a)	the Agent’s receipt of one or more counterparts of this Amendment, duly executed by the Borrower, the Agent and the Required Lenders;

(b)	the representations and warranties contained in Section 4 herein are true and correct pursuant to the terms thereof;

(c)	payment to the Agent, for the account of each Lender that executes and delivers a signature page to this Amendment to the Agent, an amendment fee as and to the extent set forth in the First Amendment Fee Letter (as defined above); and

(d)	payment of all other fees and expenses payable on the effective date of this Amendment (including, without limitation, reasonable fees, charges and disbursements of counsel for the Agent).

4. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants as follows as of the date hereof:

(a)	no Event of Default exists;

(b)	each of the representations and warranties contained in Article VI of the Loan Agreement and in the other Loan Documents are true and correct in all material respects (except such representations and warranties that are qualified by materiality, which shall be true and correct in all respects) (except to the extent that any such representations and warranties relates to an earlier date or period, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date or period (except such representations and warranties that are qualified by materiality, which shall be true and correct in all respects on and as of such earlier date or period)); and

(c)	no change, occurrence or development shall have occurred since October 31, 2017, that has had or could reasonably be expected to have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole.

5. Entire Agreement. This Amendment, together with all the Loan Documents executed in connection herewith (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other with respect to the subject matter hereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.03 of the Loan Agreement.

6. Full Force and Effect of Agreement; No Novation. Except as hereby specifically amended, modified or supplemented herein, the Loan Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The parties hereto acknowledge and agree that the amendments contained herein do not constitute a novation of the Loan Agreement, the other Loan Documents or the Indebtedness described therein, and shall not, in any case, affect, diminish or abrogate the Borrower’s liability under the Loan Agreement or any other Loan Document or the priority of the Loan Agreement or any other Loan Document.

7. Reviewed by Attorneys. Borrower represents and warrants to the Agent and the Lenders that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and documents executed in connection herewith with, such attorneys and other persons as Borrower may wish, (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person and (d) is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF BORROWER, AGENT AND THE LENDERS SHALL BE GOVERNED BY OHIO LAW, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, AND SHALL BE FURTHER SUBJECT TO THE PROVISIONS OF SECTION 10.15 OF THE LOAN AGREEMENT.

10. Severability of Provisions; Captions; Attachments. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Amendment. Each schedule or exhibit attached to this Amendment shall be incorporated herein and shall be deemed to be a part hereof.

11. References. All references in any of the Loan Documents to the “Credit Agreement” or “Loan Agreement” shall mean the Loan Agreement (as amended by this Amendment), as further amended, modified, supplemented or restated from time to time in accordance with the terms of the Loan Agreement.

12. Binding Effect; Borrower’ Assignment. This Amendment shall be binding upon and inure to the benefit of Borrower, Agent and each of the Lenders and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Lenders.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

NORDSON CORPORATION, as Borrower
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Agent and a Lender
By:
Name:
Title:

FIRST AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

BANK OF AMERICA, N.A., as a Lender
By:
Name:
Title:

FIRST AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

FIRST AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

FIRST AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

FIRST AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender
By:
Name:
Title:

FIRST AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

THE HUNTINGTON NATIONAL BANK, as a Lender
By:
Name:
Title:

FIRST AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

THE NORTHERN TRUST COMPANY, as a Lender
By:
Name:
Title:

FIRST AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE